EXHIBIT (J)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 12, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Reports to Shareholders of ICON Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
November 24, 2003